UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2026

LUMENT FINANCE TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35845	45-4966519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Park Avenue, 20th Floor

New York, New York 10169

(Address of principal executive offices)

(212) 317-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	LFT	New York Stock Exchange
7.875% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	LFTPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 17, 2026, Lument Finance Trust, Inc. (the “Company”), as borrower, and its subsidiaries, Five Oaks Acquisition Corp. and Lument CMT Equity, LLC, each as a guarantor (together, the “Guarantors”), Cortland Capital Market Services LLC, as the administrative agent and collateral agent (the “Agent”), and the lenders party thereto, entered into an amendment (the “Fifth Amendment”) to the Credit and Guaranty Agreement, dated January 15, 2019, as amended by each of the First Amendment to Credit and Guaranty Agreement, dated February 13, 2019, the Second Amendment to Credit and Guaranty Agreement, dated July 9, 2020, the Third Amendment to Credit and Guaranty Agreement, dated April 21, 2021, the Amended and Restated Third Amendment to Credit and Guaranty Agreement, dated August 23, 2021, and the Fourth Amendment to Credit and Guaranty Agreement, dated February 22, 2022 (collectively, and as further amended by the Fifth Amendment, the “Credit and Guaranty Agreement”).

The Fifth Amendment extended the maturity date of the secured term loans provided under the Credit and Guaranty Agreement to February 20, 2026.

On February 20, 2026, the Company and the Guarantors entered into a further amendment (the “Sixth Amendment”) to the Credit and Guaranty Agreement (as so amended, the “Amended Credit and Guaranty Agreement”) with the Agent and the lenders party thereto, to, among other things:

•	provide the Company with an incremental secured term loan in the aggregate principal amount of $2.25 million (the “Second Incremental Secured Term Loan”), which the Company drew upon on February 23, 2026;

•	extend the maturity date of the secured term loans provided under the Amended Credit and Guaranty Agreement from February 20, 2026 to February 20, 2030. Such secured term loans include (i) the initial secured term loan in the aggregate principal amount of $40.25 million, which was drawn by the Company on February 14, 2019, (ii) the first incremental secured term loan in the aggregate principal amount of $7.5 million, which was drawn by the Company on August 23, 2021, and (iii) the Second Incremental Secured Term Loan (collectively, the “Secured Term Loans”);

•	amend certain terms applicable to borrowing base eligible assets, permitted debt and the advance rate applicable to borrowing base debt subsidiaries; and

•	amend certain financial covenants, including the maximum total net leverage ratio and minimum tangible net worth and include a minimum liquidity financial covenant.

Pursuant to the terms of the Amended Credit and Guaranty Agreement, borrowings under the Secured Term Loans bear interest at a fixed rate of 9.75% per annum, which is subject to step up by 0.50% per annum for the first three months after February 20, 2029, with further step ups of 0.50% per annum every three months thereafter until the maturity date.

The Company has agreed to pay the lenders a customary fee for the Sixth Amendment and reimburse certain expenses incurred by the lenders in connection with the Fifth Amendment and the Sixth Amendment.

This summary does not purport to be complete and is qualified in its entirety by reference to the Fifth Amendment and the Sixth Amendment, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Exhibits.

(d)          Exhibits.

10.1	Fifth Amendment to Credit and Guaranty Agreement, dated February 17, 2026, by and among Lument Finance Trust, Inc., Five Oaks Acquisition Corp., Lument CMT Equity, LLC, Cortland Capital Market Services LLC, as the administrative agent and collateral agent, and the lenders party thereto.

10.2	Sixth Amendment to Credit and Guaranty Agreement, dated February 20, 2026, by and among Lument Finance Trust, Inc., Five Oaks Acquisition Corp., Lument CMT Equity, LLC, Cortland Capital Markets Services LLC, as the administrative agent and collateral agent, and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMENT Finance Trust, Inc.

Date: February 23, 2026	By:	/s/ James A. Briggs
James A. Briggs
Chief Financial Officer